Exhibit 99.2
Agilysys, Inc. (Nasdaq: AGYS) Fiscal 2010 Unaudited Third Quarter Results February 3, 2010

Forward looking statements & non-GAAP financial information Forward-Looking Language This presentation contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this presentation and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, business strategies, future financial results, unanticipated downturns to our relationships with customers, and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, and unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences if the shareholders either approve or fail to approve the proposed Control Share Acquisition by MAK Capital announced on November 20, 2009. We do not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized. Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), under Item 1A, “Risk Factors.” Copies are available from the SEC or the Agilysys web site. Use of Non-GAAP Financial Information To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this presentation, certain non-GAAP financial measures as defined by the SEC rules are used. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations and is a measure used in the Company’s debt agreement. The non-GAAP measures included in this presentation have been reconciled to the comparable GAAP measures within an accompanying table, shown on the last page of this presentation.

Q3 review: highlights Revenue grew 41% sequentially due to stabilizing demand environment - year-over-year revenue was down 2% Gross margin declined to 23.3% from 26.3% in fiscal Q3 2009 due to higher hardware content and lower services SG&A declined $7.0M primarily due to full-realization of previously announced cost saving initiatives and lower intangible amortization Adjusted EBITDA, excluding restructuring and asset impairment charges, was $13.9M compared with $18.2M in prior-year quarter - decline in EBITDA is primarily a result of lower gross profit EPS from continuing operations in third quarter was $0.64 compared with a loss of $0.10 in prior-year quarter

Agilysys

Q3 review: consolidated results

Statement of Operations ($Mil., except per share)

	Three Months Ended December 31 2009	2008	%Δ
Net sales	$220.4	$224.1	*(1.7%)*
Cost of goods sold	$169.1	$165.1	*2.4%*
Gross profit	**$51.3**	**$59.0**	***(13.1%)***
	23.3%	*26.3%*	
SG&A (excl. depr. & amort.)	$37.7	$41.6	*(9.6%)*
Depreciation & amortization[2]	$2.8	$5.9	*(52.7%)*
Asset impairment charges	$0.2	$0.0	*nm*
Restructuring charges	$0.7	$13.4	*(94.5%)*
Operating income/(loss)	**$9.9**	**($1.9)**	
Other (income)/expense	($4.9)	$1.2	
Interest expense/(income)	$0.2	$0.6	
Income/(loss) before income taxes	**$14.5**	**($3.6)**	
Income tax benefit	($0.3)	($1.4)	
Income/(loss) from cont. ops.	**$14.9**	**($2.2)**	
Income/(loss) from disc. ops., net of taxes	$0.0	($1.5)	
Net income/(loss)	**$14.9**	**($3.7)**	
Diluted earnings per share:			
Continuing operations	$0.64	($0.10)	
Discontinued operations	$0.00	($0.07)	
Net income/(loss)	$0.64	($0.17)	
Adjusted EBITDA excl. charges[1]	**$13.9**	**$18.1**	
	6.3%	*8.1%*	

(1) Excludes Asset impairment and Restructuring charges

(2) $0.3M and $0.8M of developed technology amortization included in COGS for Q3FY10 and Q3FY09, respectively

Q3 Year-over-Year Commentary

- Hardware revenue increased 13%, services decreased 39% and software decreased 1% from prior year
- SG&A, excluding depr. & amort., decreased $3.9M primarily due to lower professional fees and T&E
- Adjusted EBITDA, excluding charges, decreased $4.3M primarily due to lower gross profit
- EPS from continuing operations increased to $0.64 per share from a loss of $0.10

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Three Months Ended December 31 2009 2008 % Net sales $22.5 $27.9 (19.4%) Cost of goods sold $8.2 $12.8 (35.9%) Gross profit $14.3 $15.1 (5.3%) 63.6% 54.1% SG&A (excl. depr. & amort.) $9.4 $11.1 (16.0%) Depreciation & amortization $0.8 $0.8 (5.0%) Asset impairment charges $0.1 $0.0 nm Operating income $4.1 $3.2 Depreciation & amortization2 $1.1 $1.6 Adjusted EBITDA $5.2 $4.7 Adjusted EBITDA excl. charges1 $5.3 $4.7 23.4% 16.9% (1) Excludes Asset impairment charge (2) $0.3M and $0.8M of developed technology amortization included in COGS for Q2FY10 and Q2FY09, respectively Q3 review: Hospitality (“HSG”) Revenue declined 19.4% due to lower hardware and implementation service revenues Gross margin increased primarily due to lower proportion of hardware sales and lower developed technology amortization SG&A, excluding depr. & amort., decreased by $1.7M Adjusted EBITDA margin, excl. charges1, increased from 16.9% to 23.4% HSG Segment Profit ($Mil.) Q3 Year-over-Year Commentary

Three Months Ended December 31 2009 2008 % Net sales $37.7 $34.8 8.3% Cost of goods sold $30.3 $25.9 16.9% Gross profit $7.4 $8.9 (16.6%) 19.7% 25.6% SG&A (excl. depr. & amort.) $4.4 $4.7 (6.6%) Depreciation & amortization $0.1 $0.0 nm Operating income $2.9 $4.2 Depreciation & amortization $0.1 $0.0 Adjusted EBITDA $3.0 $4.2 8.0% 12.1% Q3 review: Retail (“RSG”) Revenue grew 8.3% due to higher hardware and resold software sales Gross margin decreased due to higher proportion of hardware and lower resold services SG&A, excl. depr. & amort., decreased $0.3M on lower bad debt expense Adjusted EBITDA declined $1.2M as a result of lower gross profit RSG Segment Profit ($Mil.) Q3 Year-over-Year Commentary

Q3 review: Technology (“TSG”) Three Months Ended December 31 2009 2008 % Net sales $160.1 $161.4 (0.8%) Cost of goods sold $130.5 $127.6 2.3% Gross profit $29.6 $33.8 (12.4%) 18.5% 20.9% SG&A (excl. depr. & amort.) $19.1 $17.9 6.9% Depreciation & amortization $0.8 $4.1 (80.2%) Operating income $9.6 $11.8 Depreciation & amortization $0.8 $4.1 Adjusted EBITDA $10.5 $15.9 6.5% 9.9% Sales were flat compared to prior year as IT budgets loosened at year-end Gross margin contracted in quarter primarily due to mix of higher hardware and lower services SG&A, excl. depr. & amort., increased $1.2M Acquisition-related intangible amortization decreased by $3.3M due to fully amortizing certain intangible assets in Q1 TSG Segment Profit ($Mil.) Q3 Year-over-Year Commentary

Q3 review: Corporate Three Months Ended December 31 2009 2008 $ Net sales $0.0 $0.0 $0.0 Cost of goods sold $0.0 ($1.2) $1.2 Gross profit $0.0 $1.2 ($1.2) SG&A (excl. depr. & amort.) $4.8 $7.9 ($3.1) Depreciation & amortization $1.2 $1.0 $0.2 Asset impairment charges $0.1 $0.0 $0.1 Restructuring charge $0.7 $13.4 ($12.7) Operating (loss) ($6.8) ($21.1) $14.3 Depreciation & amortization $1.2 $1.0 $0.2 Adjusted EBITDA ($5.6) ($20.1) $14.5 Adjusted EBITDA excl. charges1 ($4.8) ($6.7) $1.9 (1) Excludes Asset impairment and Restructuring charges Gross profit decreased $1.2M due to recording miscellaneous pricing adjustments in prior year SG&A, excl. depr. & amort., decreased $3.1M Corporate Segment ($Mil.) Q3 Year-over-Year Commentary

FY10 fiscal-to-date ("FTD") review: consolidated results

Agilysys

Statement of Operations ($Mil., except per share)

	Nine Months Ended December 30 2009	2008	%Δ
Net sales	$506.0	$575.3	(12.0%)
Cost of goods sold	$379.0	$419.1	(9.6%)
Gross profit	**$127.1**	**$156.2**	**(18.7%)**
	25.1%	27.2%	
SG&A (excl. depr. & amort.)	$113.0	$137.1	(17.6%)
Depreciation & amortization[2]	$11.7	$18.4	(36.4%)
Asset impairment charges	$0.2	$145.6	(99.8%)
Restructuring charges	$0.7	$36.9	(98.0%)
Operating income/(loss)	**$1.4**	**($181.8)**	
Other (income)/expense	($5.3)	$0.7	(857.1%)
Interest expense	$0.7	$0.6	16.7%
Income/(loss) before income taxes	**$6.0**	**($183.1)**	
Income tax expense/(benefit)	$0.7	($15.5)	
Income/(loss) from cont. ops.	**$5.3**	**($167.6)**	
Loss from disc. ops., net of taxes	$0.0	($2.8)	
Net income/(loss)	**$5.3**	**($170.4)**	
Diluted earnings per share:			
Continuing operations	$0.23	($7.42)	
Discontinued operations	$0.00	($0.12)	
Net income/(loss)	$0.23	($7.54)	
Adjusted EBITDA excl. charges[1]	**$15.0**	**$21.4**	
	3.0%	3.7%	

(1) Excludes Asset impairment and Restructuring charges (credits)
(2) $1.0M and $2.3M of developed technology amortization included in COGS for FTD Q3FY10 and FTD Q3FY09, respectively

FTD Year-over-Year Commentary

- Revenue declined 12.0%
  - HSG revenue decreased 18.8%
  - RSG revenue decreased 16.2%
  - TSG revenue decreased 9.7%
- SG&A, excl. depr. & amort., decreased by $24.1M primarily due to significant cost saving initiatives
- Other income increased $6.0M primarily due to CTS litigation settlement and distributions from Reserve Fund
- EPS improved to $0.23 from a loss of $7.54 largely due to lower depreciation and amortization, asset impairment and restructuring charges and other income

9

Q3 review: summary balance sheet performance Cash at Dec. 31st was $24.4M - a decrease of $23.8M from 9/30/09 largely due to: Paying vendor $16.6M to take advantage of early-pay discount Seasonal investment in working capital related to higher sales Cash at Dec. 31st does not include $2.4M distribution from Reserve Fund received in late January Days sales outstanding were 74 days compared to 72 days at 9/30/09 Capital expenditures were $3.7M Q3 Sequential Commentary Working Capital ($Mil.) Working capital is (A/R + Inventory) less (A/P + IGF flooring + Deferred Revenue) Quarterly revenue annualized at historical quarterly skew Q3FY09 Q4FY09 Q1FY10 Q2FY10 Q3FY10 Receivables 172 151.9 105 125.2 182.6 Working capital as % of sales 0.049 0.091 0.051 0.05 0.098 Inventory 25.5 27.2 20.4 22 25.1

Quarterly revenue Jun ’08 Sep ’08 Dec ’08 Mar ’09 Jun ’09 Sep ’09 Dec ’09 EBITDA 117 118.7 161.4 111 89.8 109 160 Jun ’08 Sep ’08 Dec ’08 Mar ’09 Jun ’09 Sep ’09 Dec ’09 Organic 25 23.4 27.9 23.6 16 23 22.5 HSG Revenue ($Mil.) TSG Revenue ($Mil.) Jun ’08 Sep ’08 Dec ’08 Mar ’09 Jun ’09 Sep ’09 Dec ’09 Organic 38 29.3 34.8 20 24.4 24 37.7 RSG Revenue ($Mil.) AGYS Consolidated Revenue ($Mil.) Jun ’08 Sep ’08 Dec ’08 Mar ’09 Jun ’09 Sep ’09 Dec ’09 EBITDA 180 171.4 224.1 155.5 130.2 156 220

Outlook IT capital spending environment has stabilized compared to early 2009 IT growth outlook remains uncertain for calendar year 2010 Expect corporate customers to remain cautious in early calendar 2010 waiting further indications of economic recovery Remain focused on managing costs and working capital to drive cash flow Expect fourth quarter demand to be similar to prior year Expect to generate cash flow of approximately $15M to $20M in FY10

Agilysys, Inc. (Nasdaq: AGYS) Fiscal 2010 Unaudited Third Quarter Results February 3, 2010

Three Months Ended Nine Months Ended (In thousands) December 31, December 31, 2009 2008 2009 2008 Net income (loss) $ 14,895 $ (3,720) $ 5,335 $ (170,346) Plus: Interest expense, net 246 579 664 569 Other (income)/expense, net (4,921) 1,175 (5,311) 695 Income tax (benefit) expense (345) (1,402) 658 (15,481) Depreciation and amortization expense (a) 3,142 6,682 12,640 20,641 Income/(loss) from discontinued operations, net of tax (3) 1,477 38 2,751 Adjusted EBITDA 13,014 4,791 14,024 (161,171) Asset impairment charges 238 - 238 145,643 Restructuring charges 677 13,357 745 36,930 Adjusted EBITDA excluding asset impairment and restructuring charges $ 13,929 $ 18,148 $ 15,007 $ 21,402 (a) Depreciation and amortization expense excludes amortization of deferred financing fees totaling $126,000 and $471,000 for the three months ended December 31, 2009 and 2008, respectively, and $346,000 and $584,000 for the nine months ended December 31, 2009 and 2008, respectively, as such costs are already included in interest expense, net. Reconciliation of net income/(loss) to adjusted EBITDA